Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-99197) and Forms S-8 (No s 333-76420 and 333-99049) of Labor Ready, Inc. of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP /s/
Seattle, Washington
February 27, 2004